September 9, 2011

Mr. Jinqing Dong
Chairman of the Board
China Industrial Waste Management Inc.,
Rainbow Building Room 1709, 23 Renming Road
Zhongshan District, Dalian, P.R. China 116001

Dear Mr. Dong:

I would like to resign as the independent director of the Board of Directors of China Industrial Waste Management Inc. effective at the end of day of September 26, 2011.

Thank you again for the opportunity of working with you and all other colleagues and business associates.

Sincerely yours,

/s/ Wen Jiang

Wen Jiang